Exhibit 99.15

FOR IMMEDIATE RELEASE

Johnson & Johnson Reports 2006 Second Quarter EPS Increase of 10.5% on Sales Increase of 4.7%

New Brunswick, NJ (July 18, 2006) - Johnson & Johnson today announced record sales for the second quarter of $13.4 billion, an increase of 4.7% as compared to the second quarter of 2005. Operational growth was 4.8% with a negative currency impact of .1%. Domestic sales were up 4.4%, while international sales increased 5.1%, reflecting operational growth of 5.2% and a negative currency impact of .1%.

Net earnings and diluted earnings per share for the second quarter of 2006 were $2.8 billion and $.95, respectively. The second quarter included an after-tax in-process research and development charge of $87 million associated with the acquisition of Vascular Control Systems Inc. Prior-year second quarter net earnings included after-tax in-process research and development charges of $353 million associated with the acquisitions of Peninsula Pharmaceuticals, Inc., CLOSURE Medical Corporation and TransForm Pharmaceuticals, Inc. Net earnings for the second quarter of 2005 also included a gain of $225 million for a tax adjustment associated with a technical correction made to the American Jobs Creation Act. Excluding the impact of these items, net earnings for the current quarter were $2.9 billion and diluted earnings per share were $.98, representing increases of 7.0% and 8.9%, respectively, as compared to the same period in 2005.*

"Our second quarter results demonstrated improving performance, which is anticipated to continue throughout the remainder of the year," said William C. Weldon, Chairman and Chief Executive Officer. "We have made a number of business-building investments and have received several significant regulatory product approvals. These investments and approvals will help us both sustain important leadership positions as well as enter new high growth markets characterized by unmet medical need."

Worldwide Medical Devices and Diagnostics sales of $5.2 billion for the second quarter represented a 6.2% increase over the prior year with operational growth of 6.7% and a negative impact from currency of .5%. Domestic sales increased 8.9%, while international sales increased 3.5%
(4.6% from operations less 1.1% from negative currency).

Primary contributors to the operational growth included
Ethicon Endo-Surgery's minimally invasive products; Cordis'
CYPHERr Sirolimus-eluting Coronary Stent; Vistakon's disposable contact lenses and LifeScan's blood glucose monitoring and insulin delivery products.

During the quarter, the Company announced the completion of the acquisition of Vascular Control Systems, Inc., a privately held company focused on developing medical devices to treat fibroids and to control bleeding in obstetric and gynecologic applications. In July, the Company acquired Colbar LifeScience Ltd., a privately held biotechnology company specializing in reconstructive medicine and tissue engineering.

In addition, the Company received CE Mark approval in Europe for CYPHER SELECTTM PLUS, the first third-generation drug-eluting stent to receive such an approval.

Worldwide Pharmaceutical sales of $5.8 billion for the second quarter represented an increase over the prior year of 3.2% on both a reported and an operational basis.
Domestic sales increased 2.4%, while international sales increased 4.7%.

Sales growth reflects the strong performance of RISPERDALr
(risperidone), an antipsychotic medication; REMICADEr
(infliximab), a biologic approved for the treatment of a number of immune mediated inflammatory diseases; TOPAMAXr
(topiramate), an antiepileptic and a treatment for the prevention of migraine headaches, and CONCERTAr
(methylphenidate HCl), a treatment for attention deficit hyperactivity disorder.

During the quarter, the U.S. Food and Drug Administration
(FDA) granted accelerated approval of the anti-HIV medication PREZISTATM (darunavir). The FDA also approved
IONSYSTM (fentanyl iontophoretic transdermal system), the first needle-free, patient-activated analgesic system; and REMICADEr (infliximab) for reducing signs and symptoms in pediatric patients with moderately to severely active
Crohn's disease.

JURNISTATM prolonged-release tablets (Hydromorphone HCl), a new prescription treatment for severe pain, received approval through the European Mutual Recognition Procedure. In addition, the Company submitted a Marketing Authorization Application to the European Medicines Agency for Paliperidone prolonged-release tablets, a once daily, oral medication for the treatment of schizophrenia.

Also during the quarter, the Company completed an agreement with Vertex Pharmaceuticals Inc. to develop and commercialize Vertex's investigational hepatitis C virus
(HCV) protease inhibitor, VX-950. The Company will have exclusive rights in Europe, South America, the Middle East,
Africa and Australia. In June, the Company announced it had entered into an agreement with Metabolex, Inc., for an exclusive license for worldwide development and commercialization of metaglidasen and MBX-2044, two compounds in clinical development for the treatment of Type
2 diabetes.

Worldwide Consumer segment sales of $2.4 billion for the second quarter represented a 5.3% increase over the prior year with operational growth of 4.5% and a positive impact from currency of .8%. Domestic sales increased 1.0%, while international sales increased 9.2% (7.7% from operations and 1.5% from currency).

Sales growth reflects strong performance by the skin care lines of AVEENOr and JOHNSON'S adult skin products. Baby &
Child Care products and McNeil Nutritional's SPLENDAr sweetener also contributed to the results in the Consumer segment.

The acquisition of Groupe Vendome, a privately held French marketer of adult and baby skin care products, was completed during the quarter.

In addition, the Company announced that it had entered into a definitive agreement to acquire Pfizer Consumer Healthcare for $16.6 billion in cash. The transaction is projected to close by the end of 2006 and is subject to customary clearances, including the Hart-Scott-Rodino Antitrust
Improvements Act and European Union merger control regulation.

Johnson & Johnson is the world's most comprehensive and broadly based manufacturer of health care products, as well as a provider of related services, for the consumer, pharmaceutical and medical devices and diagnostics markets.
The more than 230 Johnson & Johnson operating companies employ approximately 116,200 men and women in 57 countries and sell products throughout the world.

* Net earnings and diluted earnings per share excluding in-process research and development charges and a revised tax impact for the American Jobs Creation Act are non-GAAP financial measures and should not be considered replacements for GAAP results. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the accompanying tables to this release.

NOTE TO INVESTORS:

Johnson & Johnson will conduct a meeting with financial analysts to discuss this news release today at 8:30 a.m., Eastern Daylight Savings Time. A simultaneous webcast of the meeting for interested investors and others may be accessed by clicking on the webcast icon from the jnj.com Homepage or by clicking on Calendar of Events in the Investor Relations section of the Web site. A replay will be available approximately two hours after the live webcast by clicking on "Webcasts/Presentations" in the Investor Relations section.

(This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from the Company's expectations and projections. Risks and uncertainties include general industry conditions and competition; economic conditions, such as interest rate and currency exchange rate fluctuations; technological advances and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approvals; domestic and foreign health care reforms and governmental laws and regulations; and trends toward health care cost containment. A further list and description of these risks, uncertainties and other factors can be found in Exhibit 99 of the Company's Annual Report on Form 10-K for the fiscal year ended January 1, 2006. Copies of this Form 10-K, as well as subsequent filings, are available online at www.sec.gov or on request from the Company. The Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments.)